410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement

For Immediate Release

Exhibit 99.1

Oil-Dri Board of Directors Declares Increased Quarterly Dividends

CHICAGO—(June 12, 2014)—The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) today declared quarterly cash dividends of $0.20 per share of the Company’s Common Stock and $0.15 per share of the Company’s Class B Stock, approximately a 5% increase for both classes of stock.

The dividends declared today will be payable in the first quarter of fiscal 2015, on August 29, 2014, to stockholders of record at the close of business on August 15, 2014. The Company has paid cash dividends continuously since 1974 and paid $0.76 per share of Common Stock and $0.57 per share of Class B Stock in fiscal 2014. The new dividend rate marks the eleventh consecutive year Oil-Dri has increased dividends.

###

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural,

horticultural and specialty markets and the world’s largest manufacturer of cat litter.

Reagan Culbertson

Investor Relations Manager

reagan.culbertson@oildri.com

(312) 706 3256